Exhibit 99.1

CytRx Reports Third Quarter 2012 Financial Results

Reports positive meeting with the FDA to discuss a Phase 3 pivotal trial with aldoxorubicin for patients with advanced soft tissue sarcomas

Company is planning to submit a special protocol assessment related to the Phase 3 trial

Sufficient capital resources to fund operations through foreseeable future

LOS ANGELES (November 9, 2012) – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today reported financial results for the three months and nine months ended September 30, 2012.  The Company also announced that it has held a positive meeting with the U.S. Food and Drug Administration (FDA) to discuss a potential Phase 3 pivotal trial with aldoxorubicin (formerly INNO-206) as a therapy for patients with soft tissue sarcomas whose tumors have progressed following treatment with chemotherapy.

“We are planning to submit a special protocol assessment (SPA) for the Phase 3 trial in patients with advanced soft tissue sarcomas,” said President and Chief Executive Officer Steven A. Kriegsman.  “An agreement with the FDA with regards to an SPA would provide a clear regulatory pathway through the approval process.  The initiation of a Phase 3 program for our lead drug candidate aldoxorubicin would represent a significant milestone in CytRx’s efforts to bring value to our stockholders and for those patients suffering from soft tissue sarcoma.”

The SPA process is a procedure by which the FDA provides official evaluation and written guidance on the design and size of proposed protocols that are intended to form the basis for a New Drug Application (NDA).  Final marketing approval by the FDA depends on the results of the trial.

CytRx had previously announced its intention to pursue a Phase 3 pivotal trial with its tumor-targeting doxorubicin conjugate aldoxorubicin in patients with advanced soft tissue sarcomas, supported in part by positive data from a Phase 1b/2 clinical trial.  Clinical results from the Phase 1b/2 trial were featured in presentations at the prominent American Society of Clinical Oncology (ASCO) and the European Society of Medical Oncology (ESMO) conferences within the past five months and will soon be presented at the Connective Tissue Oncology Society (CTOS) conference in Prague, Czech Republic.

“Having raised more than $21 million in net proceeds from a public offering completed late last month, we believe our capital resources are sufficient to fund our operations through the foreseeable future,” added Mr. Kriegsman. “We are well positioned to advance the development of our promising oncology drug candidates in multiple indications and we expect to reach major inflection points in several clinical trials in the coming year.”

Third Quarter 2012 Financial Results
CytRx reported net income for the quarter ended September 30, 2012 of $1.6 million, or $0.07 per share, compared with a net loss of $0.6 million, or $0.03 per share, for the quarter ended September 30, 2011.  The $2.2 million improvement was due principally to a $6.4 million gain on warrant derivative liability, attributable primarily to the warrants issued in connection with the August 2011 equity financing, compared with a $4.3 million gain on warrant derivative liability for the third quarter of 2011.  The Company did not report revenue for either the third quarter of 2012 or 2011.

Research and development (R&D) expenses were $3.2 million for the third quarters of 2012 and 2011.   R&D expenses for the third quarter of 2012 included $1.7 million in development expenses for aldoxorubicin and $0.7 million in expenses for tamibarotene.

General and administrative (G&A) expenses of $1.7 million for the third quarter of 2012 were relatively unchanged from the third quarter of 2011.  G&A expenses included non-cash stock-compensation expense of $0.4 million and $0.2 million for the third quarters of 2012 and 2011, respectively.

CytRx reported cash, cash equivalents and short-term investment of $22.5 million as of September 30, 2012, compared with $36.0 million as of December 31, 2011. Subsequent to September 30, 2012, the Company raised $21.4 million of net proceeds from an underwritten public offering completed on October 23, 2012, which further increased the cash available for operations.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. The CytRx oncology pipeline includes two programs in clinical development for cancer indications: aldoxorubicin (formerly known as INNO-206) and tamibarotene. With its tumor-targeted doxorubicin conjugate aldoxorubicin, CytRx has initiated an international Phase 2b clinical trial as a treatment for soft tissue sarcomas, has completed its Phase 1b/2 clinical trial primarily in the same indication, initiated a Phase 1b pharmacokinetics clinical trial in patients with metastatic solid tumors, a Phase 2 trial for patients with advanced pancreatic ductal adenocarcinomas and a Phase 1b study of aldoxorubicin in combination with doxorubicin in patients with advanced solid tumors. The Company has held a positive meeting with the FDA to discuss a potential Phase 3 pivotal trial with aldoxorubicin as a therapy for patients with soft tissue sarcomas whose tumors have progressed following treatment with chemotherapy, and is planning to submit a special protocol assessment related to this trial in the fourth quarter of 2012. Tamibarotene is being tested in a double-blind, placebo-controlled, international Phase 2b clinical trial in patients with non-small-cell lung cancer, and is in a Phase 2 clinical trial as a treatment for acute promyelocytic leukemia (APL). The Company completed its evaluation of a third drug candidate, bafetinib, in the ENABLE Phase 2 clinical trial in high-risk B-cell chronic lymphocytic leukemia (B-CLL), and plans to seek a partner for further development of bafetinib. For more information about CytRx Corporation, visit www.cytrx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the outcome, timing and results of CytRx's clinical trials with aldoxorubicin and tamibarotene, the risk that any future human testing of aldoxorubicin or tamibarotene might not produce results similar to those seen in the Company's prior animal or human trials, uncertainties regarding regulatory approvals for current and future clinical testing, including CytRx's planned Phase 3 clinical trial for aldoxorubicin, and the scope of the clinical testing that may eventually be required by regulatory authorities, the risk that aldoxorubicin might not show greater efficacy than doxorubicin notwithstanding the administration of higher doses than the standard of care, the risk that additional longer-term dosing of aldoxorubicin might cause adverse events not seen to date in CytRx's Phase 1b/2 trial, uncertainties regarding whether aldoxorubicin effectively targets doxorubicin to tumors, the significant time and expense that will be incurred in developing any of the potential commercial applications for aldoxorubicin or tamibarotene, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYTRX CORPORATION
CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$12,453,637	$17,988,590
Short-term investments	10,000,000	18,057,672
Receivable	82,899	175,704
Interest receivable	25,605	41,275
Prepaid expenses and other current assets	1,200,084	1,017,799
Total current assets	23,762,225	37,281,040
Equipment and furnishings, net	302,316	266,335
Goodwill	183,780	183,780
Other assets	110,469	123,268
Total assets	$24,358,790	$37,854,423
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities: Accounts payable	$2,584,977	$2,074,463
Accrued expenses and other current liabilities	5,297,089	4,786,956
Warrant liabilities	12,718,950	6,738,934
Total current liabilities	20,601,016	13,600,353
Stockholders’ equity (2011 restated to reflect a 1-for-7 reverse common stock split, see Note 1):
Preferred Stock, $.01 par value, 5,000,000 shares authorized, including 25,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $.001 par value, 250,000,000 shares authorized; 21,307,916 shares issued and outstanding at September 30, 2012 and 21,294,413 shares issued and outstanding at December 31, 2011	21,308	21,294
Additional paid-in capital	238,769,155	237,452,308
Treasury stock, at cost (90,546 shares)	(2,279,238)	(2,279,238)
Accumulated deficit	(232,753,451)	(210,940,294)
Total stockholders’ equity	3,757,774	24,254,070
Total liabilities and stockholders’ equity	$24,358,790	$37,854,423

CYTRX CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
License revenue	$—	$—	$—	$150,000
Expenses:
Research and development	3,157,656	3,220,098	10,245,637	9,927,458
General and administrative	1,729,893	1,739,148	5,736,464	5,913,209
	4,887,549	4,959,246	15,982,101	15,840,667

Loss before other income	(4,887,549)	(4,959,246)	(15,982,101)	(15,690,667)
Other income:
Interest income	25,034	56,452	88,039	162,151
Other income, net	10,370	28,468	60,921	81,118
Gain (loss) on warrant derivative liability	6,436,342	4,316,560	(5,980,016)	5,494,322

Income (loss) before provision for income taxes	1,584,197	(557,766)	(21,813,157)	(9,953,076)
Provision for income taxes	—	—	—	—
Net income (loss)	$1,584,197	$(557,766)	$(21,813,157)	$(9,953,076)

Other comprehensive income (net of tax) Unrealized gain (loss) on available-for-sale securities	—	(263,340)	—	115,920

Comprehensive income (loss)	$1,584,197	$(821,106)	$(21,813,157)	$(9,837,156)

Basic net income (loss) per share	$0.07	$(0.03)	$(1.03)	$(0.59)

Basic weighted average shares outstanding	21,208,660	19,256,041	21,208,960	16,834,600

Diluted net income (loss) per share	$0.07	$(0.03)	$(1.03)	$(0.59)

Diluted weighted average shares outstanding	21,724,986	19,256,041	21,208,960	16,834,600

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Thomas Wagner
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